EXHIBIT 99.2

FHLB CHICAGO PRESS RELEASE

For Immediate Release Contact: Nancy L. Schachman, 312-552-1740

nschachman@fhlbc.com

Federal Home Loan Bank of Chicago Announces

2009 Board of Directors

CHICAGO, December 23, 2008 - The Federal Home Loan Bank of Chicago has finalized results for the election of seven new independent directors. This class of director was added by the Housing and Economic Recovery Act of 2008 to replace the "appointive directors" previously designated by the Bank's regulator. Effective January 1, 2009, the independent directors will join the ten current Board members representing member financial institutions in Illinois and Wisconsin.

"The inclusion of independent directors on the Board is intended to supplement member directors with skills and perspectives that enhance the entire Board's ability to engage in effective governance and oversight of this large and complex financial institution," said Matt Feldman, President and CEO of the FHLB Chicago. "To that end, we are particularly fortunate that these talented individuals have committed to supporting our members during these challenging times." The independent directors are:

Diane M. Aigotti

Ms. Aigotti formerly held the titles of Senior Vice President, Chief Risk Officer and Treasurer for the Aon Corporation in Chicago, Illinois from 2000-2008. Previously, Ms. Aigotti was Vice President of Finance for the University of Chicago Hospitals and Health System and former Budget Director of the City of Chicago.

Edward P. Brady

Mr. Brady is President/owner of Brady Homes and Brady Group in Bloomington, Illinois. He serves on the executive committee and boards of directors for the National Association of Home Builders and the Home Builders Association of Illinois, as well as contributing to a variety of community organizations.

James D. Ericson

Mr. Ericson is retired Chairman and CEO of Northwestern Mutual Life in Milwaukee, Wisconsin. He worked at Northwestern Mutual from 1965 to 2001 and also served on the company's board of trustees. Among others, he held the positions of Executive Vice President Investment and General Counsel.

Thomas M. Goldstein

Mr. Goldstein is Managing Director and Chief Financial Officer for Madison Dearborn Partners located in Chicago, Illinois. Mr. Goldstein also served as Chairman, Chief Executive Officer, and President of ABN AMRO Mortgage Group after serving as Chief Financial Officer of ABN AMRO North America Holdings and LaSalle Bank Corporation. Mr. Goldstein previously served on the board of directors of the Federal Home Loan Bank of Chicago as an elected director and was chairman of the risk management committee.

Deborah Jean Lucas

Dr. Lucas is The Donald C. Clark/HSBC Professor in Consumer Finance at the Kellogg School of Management, Northwestern University in Evanston, Illinois with more than 20 years experience teaching, researching, and publishing in finance, economics, and federal financial institutions.

Leo J. Ries

Mr. Ries joined the Local Initiatives Support Corporation (LISC) in Milwaukee, Wisconsin in 2000 and is currently its Executive Director. Mr. Ries was previously a private consultant, as well as the Deputy Commissioner for the City of Milwaukee in the Department of Neighborhood Services and Director of the Housing and Neighborhood Development Division.

Gregory A.White

Mr. White is the President and Chief Executive Officer for LEARN Charter Schools located in Chicago, Illinois. Mr. White has been with LEARN Charter Schools as President and CEO since March, 2008 and prior to that was a board member and a Board Chairman for four years. Mr. White also worked for The Chicago Community Trust, Chicago Venture Partners, L.P., Corporate Advisory Services, and Salomon Brothers. He has experience in managing equity and subordinated debt investments, primarily in low and moderate income communities.

The independent directors will join the following FHLBC board members:

P. David Kuhl, Chairman

Chairman of the Board

Freestar Bank

Champaign, Illinois

James F. McKenna, Vice Chairman

President and Chief Executive Officer

North Shore Bank

Brookfield, Wisconsin

William R. Dodds, Jr.

Executive Vice President and Treasurer

The Northern Trust Company

Chicago, Illinois

Thomas L. Herlache

Chairman of the Board

Baylake Bank

Sturgeon Bay, Wisconsin

Roger L. Lehmann

President, Chief Executive Officer, and Chairman

The Harvard State Bank

Harvard, Illinois

E. David Locke

Chairman and Chief Executive Officer

McFarland State Bank

McFarland, Wisconsin

Kathleen E. Marinangel

CEO/President and Chairman of the Board

McHenry Savings Bank

McHenry, Illinois

Richard K. McCord

President and Chief Executive Officer

Illinois National Bank

Springfield, Illinois

Steven F. Rosenbaum

Chairman, President, and Chief Executive Officer

Prospect Federal Savings Bank

Worth, Illinois

William W. Sennholz

President and Chief Executive Officer

Marshfield Savings Bank

Marshfield, Wisconsin

The Federal Home Loan Bank of Chicago is a $91 billion wholesale bank and government sponsored enterprise that provides housing finance to more than 800 member commercial banks, savings institutions, credit unions, and insurance companies located in the 7th Federal Home Loan Bank District of Illinois and Wisconsin.

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